UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020

Urovant Sciences Ltd.

(Exact name of Registrant as Specified in Its Charter)

Bermuda	001-38667	98-1463899
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB United Kingdom		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

+44 (0) 207 400 3347

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.000037453 par value	UROV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

Information Sharing and Cooperation Agreement

On May 21, 2020, Urovant Sciences Ltd. (“we,” “our,” “us” or the “Company”) entered into an Information Sharing and Cooperation Agreement (the “Information Sharing and Cooperation Agreement”) with Sumitovant Biopharma Ltd., our majority shareholder (“Sumitovant”). Pursuant to the Information Sharing and Cooperation Agreement, among other things, we agreed deliver to Sumitovant drafts of (i) our quarterly and annual financial statements and (ii) the discussion and analysis by our management of the Company’s financial condition and the results of our operations for such fiscal periods, prior to the applicable deadlines for filing such information with the U.S. Securities and Exchange Commission.  We also agreed to coordinate with Sumitovant before releasing earnings results or any interim financial guidance and to notify Sumitovant before issuing any other material press releases.

In addition, the Information Sharing and Cooperation Agreement requires us to give Sumitovant’s auditors access to our auditors and our books and records to facilitate the completion of Sumitovant’s own internal audit and their review of the Company’s financial statements and internal accounting controls and operations.  We also agreed to provide Sumitovant any documents or materials relating to our business and access to our senior management to discuss any matters, in each case as Sumitovant may reasonably request.  To the extent we provide Sumitovant any information in response to such a request, Sumitovant may not (i) disclose such information to certain of its affiliates or (ii) use such information in a manner it deems, in good faith, to be detrimental to the Company or its shareholders.  In addition, both parties agreed to hold any information they receive from the other party in the strictest confidence, subject to customary exceptions for information that becomes public, that has been independently developed, or that is otherwise received on a non-confidential basis from a third party.

Moreover, the Information Sharing and Cooperation Agreement provides that the Company must adopt and maintain policies to address its obligations with respect to financial reporting, audits, internal controls, record keeping, taxes, and other applicable laws.  In addition, the Board of Directors of the Company (the “Board”) must have a compliance oversight committee (the “Compliance Committee”) that oversees a compliance program designed to ensure the Company complies with its obligations under applicable laws (the “Compliance Program”).  The Compliance Committee, in turn, is required to (i) appoint a member of our senior management to administer the Compliance Program and (ii) cause the implementation of internal reporting procedures and training to support the Compliance Program.  The Information Sharing and Cooperation Agreement also requires the Company to comply in all material respects with applicable laws.

The foregoing description of the Information Sharing and Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Information Sharing and Cooperation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Information Sharing and Cooperation Agreement, dated May 21, 2020, by and between Urovant Sciences, Ltd. and Sumitovant Biopharma Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Urovant Sciences Ltd.

Dated: May 28, 2020
	By:	/s/ Christine G. Ocampo
Christine G. Ocampo
Principal Accounting Officer